Spark Energy, Inc. Reports First Quarter 2020 Financial Results

HOUSTON, May 5, 2020 (ACCESSWIRE) -- Spark Energy, Inc. ("Spark" or the "Company") (NASDAQ: SPKE), an independent retail energy services company, today reported financial results for the quarter ended March 31, 2020.
Key Highlights

•	Achieved $30.3 million in Adjusted EBITDA, $55.5 million in Retail Gross Margin, and $10.1 million in Net Income for the first quarter

•	Total RCE count of 585,000 as of March 31, 2020

•	Average monthly attrition of 5.7%

"Our first quarter was an improvement compared to the first quarter of last year. Higher unit margins came close to offsetting the decrease in volumes compared to the first quarter of 2019. Currently however, we are facing some headwinds associated with the COVID-19 pandemic. Our overall customer book is much healthier, but we have had to cease our door-to-door marketing efforts that will cause our customer book to continue to shrink. We are closely monitoring our bad debt exposure in the Non-POR markets in which we operate. We cannot predict the length of time we will have to endure these ongoing challenges or the economic impact we may face as we head into the ERCOT summer. We have greatly simplified our platform and will continue to look for ways to streamline the business as we deal with the effects of the COVID-19 pandemic," said Keith Maxwell, Spark's Interim President and Chief Executive Officer.
Summary First Quarter 2020 Financial Results
Net income for the quarter ended March 31, 2020, was $10.1 million compared to net income of $2.7 million for the quarter ended March 31, 2019. The increase in performance compared to the prior year was primarily the result of the decrease in G&A, CAC and the non-cash mark-to-market accounting associated with the hedges we put in place to lock in margins on our retail contracts. We had a mark-to-market loss this quarter of $7.9 million, compared to a mark-to-market loss of $11.7 million a year ago.
For the quarter ended March 31, 2020, Spark reported Adjusted EBITDA of $30.3 million compared to Adjusted EBITDA of $25.1 million for the quarter ended March 31, 2019. This increase of $5.2 million was driven by a decrease of operational expenses, more than offsetting decreases in retail gross margin compared to the first quarter of 2019.
For the quarter ended March 31, 2020, Spark reported Retail Gross Margin of $55.5 million compared to Retail Gross Margin of $56.6 million for the quarter ended March 31, 2019. This decrease of $1.1 million was primarily attributable to reduced volumes. Volumes have continually decreased due to our strategy to move away from large, low margin commercial customers.

Liquidity and Capital Resources
($ in thousands)	March 31, 2020
Cash and cash equivalents	$54,466
Senior Credit Facility Availability (1)	72,356
Subordinated Debt Facility Availability (2)	25,000
Total Liquidity	$151,822
(1) Reflects amount of Letters of Credit that could be issued based on existing covenants as of March 31, 2020.
(2) The availability of the Subordinated Debt Facility is dependent on our Founder's willingness and ability to lend.

Dividend
On April 21, 2020, Spark’s Board of Directors declared quarterly dividends of $0.18125 per share of Class A common stock payable on June 15, 2020, to holders of record on June 1, 2020, and $0.546875 per share of Series A Preferred Stock payable on July 15, 2020 to holders of record on July 1, 2020.
Business Outlook
Mr. Maxwell concluded, "Our employees and management are working hard to serve our customers in these unprecedented economic times. We will continue to manage and evaluate all facets of the business including additional cost savings initiatives, efficiencies with supply management, as well as the payment of future dividends to ensure Spark emerges from the COVID-19 pandemic with ample liquidity and a platform that will allow us to return to growth.”
Conference Call and Webcast
Spark will host a conference call to discuss first quarter 2020 results on Wednesday, May 6, 2020, at 10:00 AM Central Time (11:00 AM Eastern).
A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at http://ir.sparkenergy.com/events-and-presentations. An archived replay of the webcast will be available for twelve months following the live presentation.
About Spark Energy, Inc.
Spark Energy, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 19 states and serves 94 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Spark Energy Investor Relations website at ir.sparkenergy.com. Investors are urged to monitor our website regularly for information and updates about the Company.

Cautionary Note Regarding Forward Looking Statements
This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this earnings release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this earnings release and may include statements about expected impacts of COVID-19, business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this earnings release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•
potential risks and uncertainties relating to the ultimate impact of COVID-19, including the geographic spread, the severity of the disease, the duration of the COVID-19outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential negative impacts of COVID-19 on the global economy and financial markets;

•	changes in commodity prices;

•	the sufficiency of risk management and hedging policies and practices;

•	the impact of extreme and unpredictable weather conditions, including hurricanes and other natural disasters;

•	federal, state and local regulation, including the industry's ability to address or adapt to potentially restrictive new regulations that may be enacted by public utility commissions;

•	our ability to borrow funds and access credit markets;

•	restrictions in our debt agreements and collateral requirements;

•	credit risk with respect to suppliers and customers;

•	changes in costs to acquire customers as well as actual attrition rates;

•	accuracy of billing systems;

•	our ability to successfully identify, complete, and efficiently integrate acquisitions into our operations;

•	significant changes in, or new charges by, the ISOs in the regions in which we operate;

•	competition; and

•	the “Risk Factors” in our latest Annual Report on Form 10-K for the year ended December 31, 2019, in our Quarterly Reports on Form 10-Q, and other public filings and press releases.
You should review the risk factors and other factors noted throughout or incorporated by reference in this earnings release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
For further information, please contact:
Investor Relations:
Mike Barajas, 832-200-3727
Media Relations:
Kira Jordan, 832-255-7302

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues:
Retail revenues	$166,360	$240,154
Net asset optimization revenues	321	2,552
Total Revenues	166,681	242,706
Operating Expenses:
Retail cost of revenues	118,823	195,255
General and administrative	25,676	29,476
Depreciation and amortization	8,796	12,155
Total Operating Expenses	153,295	236,886
Operating income	13,386	5,820
Other (expense)/income:
Interest expense	(1,553)	(2,223)
Interest and other income	160	189
Total other expenses	(1,393)	(2,034)
Income before income tax expense	11,993	3,786
Income tax expense	1,925	1,041
Net income	$10,068	$2,745
Less: Net income attributable to non-controlling interests	5,589	1,963
Net income attributable to Spark Energy, Inc. stockholders	$4,479	$782
Less: Dividend on Series A Preferred Stock	1,500	2,027
Net income (loss) attributable to stockholders of Class A common stock	$2,979	$(1,245)
Other comprehensive income (loss), net of tax:
Currency translation loss	$—	$(35)
Other comprehensive loss	—	(35)
Comprehensive income	$10,068	$2,710
Less: Comprehensive income attributable to non-controlling interests	5,589	1,943
Comprehensive income attributable to Spark Energy, Inc. stockholders	$4,479	$767

Net income (loss) attributable to Spark Energy, Inc. per share of Class A common stock
Basic	$0.21	$(0.09)
Diluted	$0.20	$(0.09)

Weighted average shares of Class A common stock outstanding
Basic	14,381	14,135
Diluted	14,784	14,135

Selected Balance Sheet Data
(in thousands)	March 31, 2020	December 31, 2019
Cash and cash equivalents	$54,466	$56,664
Working capital	69,327	94,173
Total assets	389,632	422,968
Total debt	95,000	123,000
Total liabilities	234,617	265,667
Total stockholders' equity	51,827	51,219

Selected Cash Flow Data
	Three Months Ended March 31,
(in thousands)	2020	2019
Cash flows provided by operating activities	$39,389	$30,049
Cash flows used in investing activities	(536)	(6,123)
Cash flows used in financing activities	(41,050)	(38,361)

Operating Segment Results
	Three Months Ended March 31,
(in thousands, except volume and per unit operating data)	2020	2019
Retail Electricity Segment
Total Revenues	$121,768	$182,092
Retail Cost of Revenues	100,383	165,888
Less: Net loss on non-trading derivatives, net of cash settlements	(9,421)	(13,769)
Retail Gross Margin (1) — Electricity	$30,806	$29,973
Volumes — Electricity (MWhs)	1,091,425	1,728,083
Retail Gross Margin (2) — Electricity per MWh	$28.23	$17.35

Retail Natural Gas Segment
Total Revenues	$44,592	$58,062
Retail Cost of Revenues	18,440	29,367
Less: Net gain on non-trading derivatives, net of cash settlements	1,497	2,091
Retail Gross Margin (1) — Gas	$24,655	$26,604
Volumes — Gas (MMBtus)	5,282,299	6,951,610
Retail Gross Margin (2) — Gas per MMBtu	$4.67	$3.83

(1)
Reflects the Retail Gross Margin attributable to our Retail Natural Gas Segment or Retail Electricity Segment, as applicable. Retail Gross Margin is a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Measures” section below for a reconciliation of Adjusted EBITDA and Retail Gross Margin to their most directly comparable financial measures presented in accordance with GAAP.

(2)	Reflects the Retail Gross Margin for the Retail Natural Gas Segment or Retail Electricity Segment, as applicable, divided by the total volumes in MMBtu or MWh, respectively.

Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA
We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize such costs and amortize them over two years. We do not deduct the cost of customer acquisitions through acquisitions of business or portfolios of customers in calculated Adjusted EBITDA. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. We also deduct non-cash compensation expense as a result of restricted stock units that are issued under our long-term incentive plan. Finally, we also adjust from time to time other non-cash or unusual and/or infrequent charges due to either their non-cash nature or their infrequency.
We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends;

•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt; and

•	our compliance with financial debt covenants.

Retail Gross Margin
We define retail gross margin as operating income (loss) plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (iii) net asset optimization revenues (expenses), (iv) net gains (losses) on non-trading derivative instruments, and (v) net current period cash settlements on non-trading derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity segments. As an indicator of our retail energy business’ operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income (loss), its most directly comparable financial measure calculated and presented in accordance with GAAP.
We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.

The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income (loss). Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by operating activities, or operating income (loss). Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.
Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.
The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for each of the periods indicated.

Reconciliation of Adjusted EBITDA to Net income:
	Three Months Ended March 31,
(in thousands)	2020	2019
Net income	$10,068	$2,745
Depreciation and amortization	8,796	12,155
Interest expense	1,553	2,223
Income tax expense	1,925	1,041
EBITDA	22,342	18,164
Less:
Net, loss on derivative instruments	(24,587)	(19,541)
Net cash settlements on derivative instruments	16,608	8,025
Customer acquisition costs	1,345	5,789
Plus:
Non-cash compensation expense	1,324	1,172
Adjusted EBITDA	30,300	25,063

Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
	Three Months Ended March 31,
(in thousands)	2020	2019
Net cash provided by operating activities	$39,389	$30,049
Amortization of deferred financing costs	(250)	(268)
Bad debt expense	(2,355)	(3,849)
Interest expense	1,553	2,223
Income tax expense	1,925	1,041
Changes in operating working capital
Accounts receivable, prepaids, current assets	(17,975)	(10,364)
Inventory	(2,690)	(3,643)
Accounts payable and accrued liabilities	10,818	10,950
Other	(115)	(1,076)
Adjusted EBITDA	30,300	25,063
Cash Flow Data:
Cash flows provided by operating activities	39,389	30,049
Cash flows used in investing activities	(536)	(6,123)
Cash flows used in financing activities	(41,050)	(38,361)

The following table presents a reconciliation of Retail Gross Margin to operating income (loss) for each of the periods indicated.

	Three Months Ended March 31,
(in thousands)	2020	2019
Reconciliation of Retail Gross Margin to Operating income:
Operating income	$13,386	$5,820
Plus:
Depreciation and amortization	8,796	12,155
General and administrative expense	25,676	29,476
Less:
Net asset optimization revenues	321	2,552
Loss on non-trading derivative instruments	(24,533)	(19,803)
Cash settlements on non-trading derivative instruments	16,609	8,125
Retail Gross Margin	$55,461	$56,577
Retail Gross Margin - Retail Electricity Segment	$30,806	$29,973
Retail Gross Margin - Retail Natural Gas Segment	$24,655	$26,604